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                                                                      EXHIBIT 99
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            HARRIS CORPORATION COMPLETES SPIN-OFF OF LANIER WORLDWIDE
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                    AND AFFIRMS ITS SHARE REPURCHASE PROGRAM
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         MELBOURNE, FLORIDA, NOVEMBER 5, 1999 - Harris Corporation today announced that it will complete the spin-off of the company's highly-successful Lanier Worldwide office equipment subsidiary, effective 11:59 p.m. today. Harris shareholders will receive a dividend of one share of Lanier common stock for each share of Harris' stock they held on November 1, 1999. Harris will retain approximately ten percent of the Lanier stock. Lanier will trade on the New York Stock Exchange under the symbol "LR." Shareholders need take no action to receive the Lanier shares. Harris and Lanier common stock will trade independently with the open of the market on Monday, November 8, 1999.

         As recently announced by Standard & Poor's, Harris will move from the S&P 500 Index to the S&P MidCap 400 Index after the close of trading today. The company said the move has created an opportunity to actively pursue open market repurchases. These repurchases are part of Harris' previously announced 15 million share repurchase program, which may include purchases in the open market, in negotiated or block transactions, or pursuant to tender offers.

         "Now that the spin-off of Lanier has been completed, the company is free to focus all of its considerable talent and resources on the communications equipment market," said Phillip W. Farmer, chairman and chief executive officer. "We have aligned the company's operating divisions with exciting markets for voice, data, and video communications and are very confident that we can improve the company's overall financial performance and return Harris to the growth track that our shareholders and employees expect."

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This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results and the forward-looking statements could be affected by many factors, including general economic conditions in the markets in which the company operates; economic developments that have a particularly adverse effect on one or more the of the markets served by the company; the ability to execute management's repositioning as a pure communications company; the ability to realize cost savings from the company's internal reorganization; stability of key markets


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for communications products, particularly Asia and Brazil; fluctuation in foreign currency exchange rates and the effectiveness of the company's currency hedging program; reductions in the U.S. and worldwide defense and space budgets; effect of continuing consolidation in the U.S. defense industry on the company's direct and indirect business with the U.S. government; the company's ability to receive contract awards; continued development and market acceptance of new products, especially digital television broadcast products and broadband wireless access products; continued success of the company's patent licensing programs; the ability of the company, its customers, and suppliers to become Year 2000 compliant; and the successful resolution of patent infringement and other general litigation. Other factors that may impact the company's results and forward-looking statements may be disclosed in the company's filings with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Media inquiries: Tom Hausman at 407-727-9131, or thausm01@harris.com
Investor relations inquiries: Pamela Padgett at 407-727-9383